EXHIBIT 3.02

SAN DIEGO GAS & ELECTRIC COMPANY

___________________________________________________

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

___________________________________________________

Joan T. Jones and Jennifer F. Jett certify that:

1.  They are a Vice President and the Corporate Secretary, respectively, of San Diego Gas & Electric Company, a California corporation.

2.  Article Fifth of the Articles of Incorporation is amended to read in full as set forth on Exhibit A hereto which is incorporated by reference as if fully set forth herein.

3.  The amendment has been approved by the board of directors.

4.  The amendment has been approved by the required vote of shareholders in accordance with Sections 902 and 903 of the California Corporations Code.  The total number of outstanding shares of the corporation entitled to vote on the amendment was 116,583,358 shares of Common Stock (entitled to one vote per share) and 1,373,770 shares of Cumulative Preferred Stock (entitled to two votes per share).  The only other outstanding shares of the corporation are 2,690,000 shares of Preference Stock (Cumulative) none of which were entitled to vote on the amendment.  The number of shares of each class voting in favor of the amendment equaled or exceeded the vote required.  The percentage vote required was not less than a majority of all shares entitled to vote (voting together as a single class), not less than a majority of the outstanding shares of Common Stock, and not less than a majority of the votes entitled to be cast.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated:  November 10, 2006                                 _____________________________

     Joan T. Jones

     Vice President, Treasurer and

     Assistant Secretary

     ______________________________

     Jennifer F. Jett

     Corporate Secretary

EXHIBIT A

SAN DIEGO GAS & ELECTRIC COMPANY

___________________________________

Amendment of Article Fifth

of the

Articles of Incorporation

___________________________________

Article Fifth of the Articles of Incorporation of San Diego Gas & Electric Company is amended in it entirety to read as follows:

FIFTH: The total number of shares which the Corporation shall have authority to issue shall be 291,375,000. The Corporation is authorized to issue four classes of stock, designated, respectively, “Cumulative Preferred Stock,” “Preference Stock (Cumulative),” “Series Preference Stock,” and “Common Stock.”

The number of shares of Cumulative Preferred Stock which the Corporation is authorized to issue is 1,375,000, each of the par value of $20. The number of shares of Preference Stock (Cumulative) the Corporation is authorized to issue is 10,000,000, each without par value. The number of shares of Series Preference Stock which the Corporation is authorized to issue is 25,000,000, each without par value. The number of shares of Common Stock which the Corporation is authorized to issues is 255,000,000, each without par value.

The Cumulative Preferred Stock and the Preference Stock (Cumulative) are collectively referred to herein as the “Senior Preferred Stock.” The Series Preference Stock and the Common Stock are collectively referred to herein as the “Junior Stock.”

I. SENIOR PREFERRED STOCK

A.

ISSUANCE IN SERIES

1.

Cumulative Preferred Stock:

The Cumulative Preferred Stock has been issued in series. The initial series of Cumulative Preferred Stock consists of 375,000 shares, designated “Cumulative Preferred Stock, 5% Series, $20 par value.” The remaining series consist of the following: 300,000 shares, designated “Cumulative Preferred Stock, 4 ½% Series, $20 par value”; 325,000 shares, designated “ Cumulative Preferred Stock, 4.40% Series, $20 par value”; and 375,000 shares designated “Cumulative Preferred Stock, 4.60% Series, $20 par value.” Each series is entitled to dividends at the rate, is subject to redemption at the price and has the liquidating preferences, hereinafter set forth. All shares of Cumulative Preferred Stock purchased or redeemed by the Corporation shall be retired and cancelled and none of such shares shall thereafter be reissued.

2.

Preference Stock (Cumulative):

Shares of the Preference Stock (Cumulative) may be issued in one or more series, and each series shall be distinguished from each other series by a serial or other distinctive designation.  Each series shall be constituted of such number of shares and shall have such dividend rate, conversion rights, rights and terms of redemption (including sinking fund provisions), redemption prices and liquidation, as shall be fixed by the Board of Directors in the resolution or resolutions providing for the creation of such series, or every such series.

B.

GENERAL VOTING RIGHTS

1.

Cumulative Preferred Stock:

Except as hereinafter provided in Section C of Part 1 of this Article FIFTH or as otherwise required by law, the holders of shares of Cumulative Preferred Stock shall be entitled to two votes for each share of stock held by such holders on all questions upon which the holders of Common Stock are entitled to vote, and on any question as to which it is at the time provided by law that action may be taken on approval by vote of a specified percentage of the outstanding shares the vote of stockholders holding such specified percentage of the voting power shall also be required.

2.

Preference Stock (Cumulative):

The holders of shares of Preference Stock (Cumulative) shall have no voting rights except as hereinafter provided in Section C of part I of this Article FIFTH or as otherwise required by law.

C.

PROVISIONS APPLICABLE TO ALL SERIES OF SENIOR PREFERRED STOCK

1.

Special Voting Rights:

The affirmative consent (given in writing or by vote at a meeting duly called for that purpose) of the holders of at least two-thirds of the aggregate number of shares of Senior Preferred Stock then outstanding shall be necessary in order to:

a.

Increase the authorized number of shares of Senior Preferred Stock or create or authorize any class of stock which shall be entitled to any preference over, or to parity with, the Senior Preferred Stock;

b.

Make any change in any of the provisions relative to the Senior Preferred Stock or any series thereof, which would change the express terms or provisions of such stock in any manner prejudicial to the holders thereof, except that if such change is prejudicial to the holders of one or more, but not all of such series, the consent of the holders of two-thirds of the total number of shares then outstanding of the series so affected shall be required; or

c.

Merge with or consolidate into any other corporation or corporations, provided that the provisions of this sub-paragraph c shall not apply to the merger of a wholly-owned subsidiary of the Corporation or to a purchase or other acquisition by the Corporation of franchises or assets of another corporation in any manner which does not involve a merger or consolidation.

For the purposes of this paragraph 1, the holders of the Cumulative Preferred Stock and the Preference Stock (Cumulative) shall vote and be referred to as one class and shall be entitled to one vote for each share of stock so held.

Nothing in this paragraph 1 provided shall require the consent or vote of the holders of shares of any series of Senior Preferred Stock for the creation of any class of stock entitled to any preference over, or to parity with, such series of Senior Preferred Stock, as to dividend or assets, if the purpose of the creation thereof is, and the proceeds derived from the issue and sale thereof are to be used for, the redemption of all shares of such series of Senior Preferred Stock then outstanding.

If and whenever dividends accrued and unpaid on the outstanding Senior Preferred Stock, or any series thereof, equal or exceed an amount equivalent to eight full quarterly dividends on all shares of any series of the Senior Preferred Stock at the time outstanding, then until all dividends in default on the Senior Preferred Stock shall have been paid, or declared and set aside, the holders of the Senior Preferred Stock voting together as one class, shall be entitled to elect the smallest number of directors necessary to constitute a majority of the full Board of Directors, and the holders of the Junior Stock entitled to vote with respect to the election of directors, voting separately from the Senior Preferred Stock, shall be entitled to elect the remaining members of the Board of Directors.

If and when all dividends theretofore in default on the Senior Preferred Stock shall be paid, or declared and set aside (and such dividends shall be declared and paid out of any funds legally available therefor, as soon as reasonably practicable) the holders of Senior Preferred Stock shall thereupon be divested of such special right to elect any members of the Board of Directors, but subject always to the same provisions for the vesting of special rights of the holders of the Senior Preferred Stock in case of further like default or defaults.

Whenever, under the provisions hereof, a change in the voting powers of the holders of the Senior Preferred Stock and Junior Stock shall have occurred, a meeting of the holders of such stock shall be held upon notice promptly given, as provided in the By-Laws of the Corporation for a special meeting of stockholders, by the President or the Secretary of the Corporation.  If within fifteen days after the accrual or termination of such special right of the holders of the Senior Preferred Stock or Junior Stock, with respect to the election of directors, the President and the Secretary of the Corporation shall fail to call such meeting, (to be held on a date not more than thirty days after the mailing of the notice therefor), then such meeting shall be held upon notice as provided in the By-Laws for a special meeting of stockholders given by the holders of not less than one thousand shares of Senior Preferred Stock or Junior Stock after filing with the Corporation a notice of their intention to do so.

At all meetings of stockholders held for the purpose of electing directors, during such times as the holders of shares of the Senior Preferred Stock shall have the right to elect directors pursuant to the foregoing provisions, the presence in person or by proxy of the majority of the outstanding shares of all series of the Senior Preferred Stock entitled to vote shall be required to constitute a quorum for the election of such directors, and the presence in person or by proxy of the holders of a majority of the outstanding shares of the Junior Stock entitled to vote shall be required to constitute a quorum of the Junior Stock for the election of directors; provided, however, that the absence of a quorum of the holders of either stock shall not prevent the election at any such meeting, or an adjournment thereof, of directors by the other such stock if the necessary quorum of the holders of such other stock of such class is present in person or by proxy at such meeting; and provided further that in the absence of a quorum of the holders of either such stock, a majority of those holders of such stock who are present in person or by proxy shall have the power to adjourn the meeting for the election of the directors to be elected by such stock from time to time without notice, other than announcement at the meeting, until the requisite amount of holders of such stock shall be present in person or by proxy, but such adjournment shall not be made to a date beyond the date for the mailing of notice of the next annual meeting of stockholders or special meeting in lieu thereof.

Forthwith upon the election of a majority of the Board of Directors of the Corporation by the holders of Senior Preferred Stock pursuant to the foregoing provisions hereof, the terms of office of all persons who were directors of the Corporation immediately prior to such election shall terminate, whether or not holders of Junior Stock entitled to vote with the respect to the election of directors shall then have elected the remaining members of the Board of Directors, and if the holders of Junior Stock entitled to vote with respect to the election of directors shall not have elected the remaining members of the Board of Directors, then the directors so elected by the holders of Senior Preferred Stock shall constitute the Board of Directors pending such election of the remaining directors by such holders of Junior Stock.  Upon the reversion pursuant to the foregoing provisions of the voting powers to their status prior to default, then forthwith, upon the election of new directors by the holders of all stock of the Corporation, the term of office of the directors elected by vote of the holders of Senior Preferred Stock shall forthwith terminate.

2.

Dividends:

The holders of the Senior Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of the surplus or net profits of the Corporation, cumulative dividends at the full cumulative rate and no more, payable quarterly at dates fixed by the Board of Directors, before any dividend shall be declared, set aside for, or paid upon the Junior Stock, but accumulations of dividends shall not bear interest.  Dividends on the Senior Preferred Stock shall accrue from the date of issuance thereof.

3.

Redemption provisions:

The Corporation, at the option of the Board of Directors, may redeem at any time or times or from time to time the whole or any part of the Senior Preferred Stock, or the whole or any part of any series thereof at the time outstanding at such price or prices as shall have been fixed as being payable in case of redemption in respect thereof, together with the amount of any dividends accrued or unpaid thereon to the date of redemption.

At least thirty days’ previous notice of every such redemption of Senior Preferred Stock shall be mailed, addressed to the holders of record of the shares to be redeemed at their respective addresses, as the same shall appear on the books of the Corporation, or in any case where no such address shall appear, then addressed to such stockholder at the principal office of the Corporation, but the failure to mail such notice as aforesaid shall not invalidate the redemption of the shares so redeemed.

Unless the certificate setting forth the preferences fixed by the Board of Directors for any series shall otherwise provide, in the case of a redemption of a part only of any series of the Senior Preferred Stock at any time outstanding the Corporation shall select by lot the shares of such series so to be redeemed.  Subject to the limitations and provisions herein contained, the Board of Directors shall have full power and authority to prescribe the manner in which the selection by lot shall be made.

If notice of redemption shall have been given by mail as herein above provided and the Corporation shall, on or prior to the date fixed for redemption, deposit in trust, for the benefit of the holders of the Senior Preferred Stock to be redeemed, with a bank or trust company in good standing, organized under the laws of the United States of America or of the State of California, and doing business in the City of San Diego, California, or in the City of Los Angeles, California, a sum sufficient to redeem the shares called for redemption, together with irrevocable written instructions and authority to such bank or trust company, on behalf of the Corporation, to pay on or after the time of making such deposit, to the respective holders of all such shares, the redemption price thereof, together with accrued dividends, upon the surrender for cancellation of the certificates representing such shares, then from and after the date of such deposit (although prior to the date fixed for redemption) notwithstanding that any certificate for the shares of Senior Preferred Stock so called for redemption shall not have been surrendered for cancellation, all shares of Senior Preferred Stock with respect to which such deposit shall have been made shall no longer be deemed to be outstanding, and all rights with respect to such shares of Senior Preferred Stock shall cease and terminate except only the right of the holders thereof to receive from such bank or trust company, at any time after the time of the making of such deposit, the redemption price of such shares so to be redeemed, together with accrued dividends, in the case of each share to be so redeemed, to the date fixed for redemption, but without interest thereon.  Any moneys so deposited by the Corporation and unclaimed at the end of six years from the dated fixed for such redemption shall be repaid to the Corporation upon its request expressed in a resolution of its Board of Directors after which repayment the holders of the shares so called for redemption shall look only to the Corporation for the payment thereof.

4.

Rights on Liquidation, Dissolution or Winding Up of the Corporation:

In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of shares of the Senior Preferred Stock of the Corporation shall be entitled to be paid in full, out of the assets of the Corporation, without priority between series, the respective liquidation price (for voluntary or involuntary liquidation) fixed for each series, plus all accrued and unpaid dividends thereon to the date of such liquidation, dissolution or winding up of the Corporation prior to any payment or distribution of any assets of the Corporation to the holders of the Junior Stock.

D.

PROVISIONS RELATING TO THE CUMULATIVE PREFERRED STOCK, 5% SERIES, $20 PAR VALUE, BEING THE INITIAL SERIES.

1.

Dividend Rate:

The dividend rate on the Cumulative Preferred Stock, 5% Series, $20 par value, shall be 5% of the par value thereof per annum.

2.

Liquidation Price, Voluntary and Involuntary:

The voluntary liquidation price of the Cumulative Preferred Stock, 5% Series, $20 par value, shall be $24 per share, and the involuntary liquidation price shall be $20 per share.

3.

Redemption Price:

The redemption price of the Cumulative Preferred Stock, 5% Series, $20 par value, shall be $24 per share.

E.

PROVISIONS RELATING TO THE CUMULATIVE PREFERRED STOCK, 4 ½% SERIES, $20 PAR VALUE.

1.

Dividend Rate:

The dividend rate on the Cumulative Preferred Stock, 4 ½% Series, $20 par value, shall be 4 ½% of the par value thereof per annum.

2.

Liquidation Price, Voluntary and Involuntary:

The voluntary liquidation price of the Cumulative Preferred Stock, 4 ½% Series, $20 par value, shall be $21.20 per share, and the involuntary liquidation price shall be $20 per share.

3.

Redemption Price:

The redemption price of the Cumulative Preferred Stock, 4 ½% Series, $20 par value, shall be $21.20 per share.

F.

PROVISIONS RELATING TO THE CUMULATIVE PREFERRED STOCK, 4.40% SERIES, $20 PAR VALUE.

1.

Dividend Rate:

The dividend rate on the Cumulative Preferred Stock, 4.40% Series, $20 par value, shall be 4.40% of the par value thereof per annum.

2.

Liquidation Price, Voluntary and Involuntary:

The voluntary liquidation price of the Cumulative Preferred Stock, 4.40% Series, $20 par value, shall be $21 per share, and the involuntary liquidation price shall be $20 per share.

3.

Redemption Price:

The redemption price of the Cumulative Preferred Stock, 4.40% Series, $20 par value, shall be $21 per share.

G.

PROVISIONS RELATING TO THE CUMULATIVE PREFERRED STOCK, 4.60% SERIES, $20 PAR VALUE.

1.

Dividend Rate:

The dividend rate on the Cumulative Preferred Stock, 4.60% Series, $20 par value, shall be 4.60% of the par value thereof per annum.

2.

Liquidation Price, Voluntary and Involuntary:

The voluntary liquidation price of the Cumulative Preferred Stock, 4.60% Series, $20 par value, shall be $21 per share to and including January 15, 1973, $20.75 per share thereafter and to and including January 15, 1978, and $20.25 per share thereafter.  The involuntary liquidation price shall be $20 per share.

3.

Redemption Price:

The redemption price of the Cumulative Preferred Stock, 4.60% Series, $20 par value, shall be $21 per share if redeemed to and including January 15, 1973, $20.75 per share if redeemed thereafter and to and including January 15, 1978, and $20.25 per share if redeemed thereafter.

         II. SERIES PREFERENCE STOCK

A.

ISSUANCE IN SERIES

Shares of Series Preference Stock may be issued from time to time in one or more series as determined by the Board of Directors of the Corporation which is hereby authorized, within the limitations and restrictions stated herein, to fix or alter, from time to time, the rights, preferences, privileges, and restrictions granted to or upon and the number of shares and distinctive designations of each such series while wholly unissued and to increase or decrease the number of shares of any such series subsequent to the issue of shares thereof, but not below the number of such shares then outstanding.

B.

PRIORITY RESTRICTION

No shares of Series Preference Stock of any series shall be entitled to any preference over, or to parity with, the Senior Preferred Stock.

III.

COMMON STOCK

A.

Voting Rights:

The holders of shares of Common Stock shall be entitled to one vote for each share of stock held by such holders on all questions upon which they are entitled to vote in accordance with the law, except as otherwise provided in part 1 of this Article FIFTH or in respect of Series Preference Stock.

B.

Dividends:

The Board of Directors may declare, and the Corporation may pay, dividends upon the Common Stock (in each case subject to compliance of any preferential, participation or other rights with respect to dividends conferred upon the holders of Series Preference Stock) provided that dividends upon the Senior Preferred Stock with all accumulations, up to the beginning of the respective current quarter-yearly dividend period shall have been declared and shall have been paid in full, or a sum sufficient for the payment thereof shall have been set aside for that purpose and a sum equal to all other unpaid accrued dividends upon the Senior Preferred Stock shall have been set aside in a reserve for accrued dividends.

C.

Rights on Liquidation:

Upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after all payments of the full preferential amounts, on liquidation, dissolution, or winding up, to the holders of the Senior Preferred Stock as may be at the time outstanding, the holders of the Common Stock shall be entitled (subject to the compliance with any preferential or other rights with respect to liquidation, dissolution or winding-up conferred upon the holders of Series Preference Stock) to share ratably in all assets of the Corporation remaining after such payment to the exclusion of all other classes of stock.

              RESTATED ARTICLES OF INCORPORATION

                              OF

               SAN DIEGO GAS & ELECTRIC COMPANY

              (As amended through April 26, 1994)

     T. A. Page and N. A. Peterson certify that:

  1.   They are the Chairman of the Board and Secretary,

     respectively of SAN DIEGO GAS & ELECTRIC COMPANY.

  2.   The Articles of Incorporation of the Corporation are

     restated to read as follows:

     KNOW ALL MEN BY THESE PRESENTS:  That we, the

undersigned, a majority of whom are citizens and residents of the State of California, have this day voluntarily associated ourselves together for the purpose of forming a corporation

under the laws of the State of California.

     AND WE HEREBY CERTIFY:

FIRST:  That the name of the Corporation shall be SAN DIEGO

GAS & ELECTRIC COMPANY.

SECOND:  This Corporation elects to be governed by all of the provisions of the General Corporation Law of 1977 not

otherwise applicable to it under Chapter 23 thereof.  The

purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the

General Corporation Law of California other than the banking business, the trust company business or the practice of a

profession permitted to be incorporated by the California

Corporations Code.

THIRD:  That the place where the principal business of said

Corporation is to be transacted is the City of San Diego,

County of San Diego, State of California.

FOURTH:  That said Corporation shall have perpetual existence.

FIFTH:  The total number of shares which the Corporation shall have authority to issue shall be 266,375,000.  The Corporation is authorized to issue three classes of stock, designated,

respectively, "Cumulative Preferred Stock," "Preference Stock

(Cumulative)," and "Common Stock."  The number of shares of

Cumulative Preferred Stock which the Corporation is authorized to issue is 1,375,000, each of the par value of $20.  The

number of shares of Preference Stock (Cumulative) the

Corporation is authorized to issue is 10,000,000, each without par value.  The number of shares of Common Stock which the

Corporation is authorized to issue is 255,000,000 each without par value.

I.  PREFERRED STOCK

     A.   ISSUANCE IN SERIES.

1.   Cumulative Preferred Stock:

     The Cumulative Preferred Stock has been issued in series.

The initial series of Cumulative Preferred Stock consists of

375,000 shares, designated "Cumulative Preferred Stock, 5%

Series, $20 par value."  The remaining series consist of the following:  300,000 shares, designated "Cumulative Preferred

Stock, 4 1/2% Series, $20 par value"; 325,000 shares,

designated "Cumulative Preferred Stock, 4.40% Series, $20 par

value"; and 375,000 shares, designated "Cumulative Preferred

Stock, 4.60% Series, $20 par value."  Each series is entitled to dividends at the rate, is subject to redemption at the

price and has the liquidating preferences, hereinafter set

forth.  All shares of Cumulative Preferred Stock purchased or redeemed by the Corporation shall be retired and cancelled and none of such shares shall thereafter be reissued.

2.   Preference Stock (Cumulative):

     Shares of the Preference Stock (Cumulative) may be issued

in one or more series, and each series shall be distinguished from each other series by a serial or other distinctive

designation.  Each series shall be constituted of such number of shares and shall have such dividend rate, conversion

rights, rights and terms of redemption (including sinking fund provisions), redemption prices and liquidation, as shall be

fixed by the Board of Directors in the resolution or

resolutions providing for the creation of such series, or

every such series.

     B.   GENERAL VOTING RIGHTS.

1.   Cumulative Preferred Stock:

     Except as hereinafter provided in Section C of Part I of

this Article FIFTH or as otherwise required by law, the

holders of shares of Cumulative Preferred Stock shall be

entitled to two votes for each share of stock held by such

holders on all questions upon which the holders of Common

Stock are entitled to vote, and on any question as to which it is at the time provided by law that action may be taken on

approval by vote of a specified percentage of the outstanding shares the vote of stockholders holding such specified

percentage of the voting power shall also be required.

2.   Preference Stock (Cumulative):

     The holders of shares of Preference Stock (Cumulative)

shall have no voting rights except as hereinafter provided in

Section C of part I of this Article FIFTH or as otherwise

required by law.

C.   PROVISIONS APPLICABLE TO ALL SERIES OF PREFERRED STOCK.

1.   Special Voting Rights:

     The affirmative consent (given in writing or by vote at a

meeting duly called for that purpose) of the holders of at

least two-thirds of the aggregate number of shares of

Cumulative Preferred Stock and Preference Stock (Cumulative),

hereinafter collectively referred to as "Preferred Stock",

then outstanding shall be necessary in order to:

a.   Increase the authorized number of shares of Preferred

Stock or create or authorize any class of stock which shall be entitled to any preference over, or to parity with, the

Preferred Stock;

b.   Make any change in any of the provisions relative to the

Preferred Stock or any series thereof, which would change the express terms or provisions of such stock in any manner

prejudicial to the holders thereof, except that if such change is prejudicial to the holders of one or more, but not all of such series, the consent of the holders of two-thirds of the total number of shares then outstanding of the series so

affected shall be required; or

c.   Merge with or consolidate into any other corporation or

corporations, provided that the provisions of this sub-

paragraph c shall not apply to the merger of a wholly-owned

subsidiary of the Corporation or to a purchase or other

acquisition by the Corporation of franchises or assets of

another corporation in any manner which does not involve a

merger or consolidation.

     For the purposes of this paragraph 1, the holders of the

Preferred Stock shall vote and be referred to as one class and shall be entitled to one vote for each share of stock so held.

     Nothing in this paragraph 1 provided shall require the

consent or vote of the holders of shares of any series of

Preferred Stock for the creation of any class of stock

entitled to any preference over, or to parity with, such

series of Preferred Stock, as to dividend or assets, if the

purpose of the creation thereof is, and the proceeds derived from the issue and sale thereof are to be used for, the

redemption of all shares of such series of Preferred Stock

then outstanding.

     If and whenever dividends accrued and unpaid on the

outstanding Preferred Stock, or any series thereof, equal or exceed an amount equivalent to eight full quarterly dividends on all shares of any series of the Preferred Stock at the time outstanding, then until all dividends in default on the

Preferred Stock shall have been paid, or declared and set

aside, the holders of the Preferred Stock voting together as one class, shall be entitled to elect the smallest number of directors necessary to constitute a majority of the full Board of Directors, and the holders of the Common Stock, voting

separately as a class, shall be entitled to elect the

remaining members of the Board of Directors.

     If and when all dividends theretofore in default on the

Preferred Stock shall be paid, or declared and set aside (and such dividends shall be declared and paid out of any funds

legally available therefor, as soon as reasonably practicable)

the holders of Preferred Stock shall thereupon be divested of such special right to elect any members of the Board of

Directors, but subject always to the same provisions for the vesting of special rights of the holders of the Preferred

Stock in case of further like default or defaults.

     Whenever, under the provisions hereof, a change in the

voting powers of the holders of the Preferred Stock and Common

Stock shall have occurred, a meeting of the holders of such

stock shall be held upon notice promptly given, as provided in the By-Laws of the Corporation for a special meeting of

stockholders, by the President or the Secretary of the

Corporation.  If within fifteen days after the accrual or

termination of such special right of the holders of the

Preferred Stock or Common Stock, with respect to the election of directors, the President and the Secretary of the

Corporation shall fail to call such meeting, (to be held on a date not more than thirty days after the mailing of the notice therefor), then such meeting shall be held upon notice as

provided in the By-Laws for a special meeting of stockholders given by the holders of not less than one thousand shares of

Preferred Stock or Common Stock after filing with the

Corporation a notice of their intention to do so.

     At all meetings of stockholders held for the purpose of

electing directors, during such times as the holders of shares of the Preferred Stock shall have the right to elect directors pursuant to the foregoing provisions, the presence in person or by proxy of the majority of the outstanding shares of all series of the Preferred Stock entitled to vote shall be

required to constitute a quorum of such combined class for the election of such directors, and the presence in person or by proxy of the holders of a majority of the outstanding shares of the Common Stock shall be required to constitute a quorum of such class for the election of directors; provided,

however, that the absence of a quorum of the holders of either such class shall not prevent the election at any such meeting,

or an adjournment thereof, or directors by the other such

class if the necessary quorum of the holders of stock of such class is present in person or by proxy at such meeting; and

provided further that in the absence of a quorum of the

holders of stock of either of such class, a majority of those holders of the stock of such class who are present in person or by proxy shall have the power to adjourn the meeting for

the election of the directors to be elected by such class from time to time without notice, other than announcement at the

meeting, until the requisite amount of holders of such class shall be present in person or by proxy, but such adjournment shall not be made to a date beyond the date for the mailing of notice of the next annual meeting of stockholders or special meeting in lieu thereof.

     Forthwith upon the election of a majority of the Board of

Directors of the Corporation by the holders of Preferred Stock pursuant to the foregoing provisions hereof, the terms of

office of all persons who were directors of the Corporation

immediately prior to such election shall terminate, whether or not holders of Common Stock entitled to vote shall then have elected the remaining members of the Board of Directors, and if the holders of Common Stock entitled to vote shall not have elected the remaining members of the Board of Directors, then the directors so elected by the holders of Preferred Stock

shall constitute the Board of Directors pending such election of the remaining directors by such holders of Common Stock.

Upon the reversion pursuant to the foregoing provisions of the voting powers to their status prior to default, then

forthwith, upon the election of new directors by the holders of all stock of the Corporation, the term of office of the

directors elected by vote of the holders of Preferred Stock

shall forthwith terminate.

2.   Dividends:

     The holders of the Preferred Stock shall be entitled to

receive, when and as declared by the Board of Directors, out of the surplus or net profits of the Corporation, cumulative dividends at the full cumulative rate and no more, payable

quarterly at dates fixed by the Board of Directors, before any dividend shall be declared, set aside for, or paid upon the

Common Stock, but accumulations of dividends shall not bear

interest.  Dividends on the Preferred Stock shall accrue from the date of issuance thereof.

3.   Redemption provisions:

     The Corporation, at the option of the Board of Directors,

may redeem at any time or times or from time to time the whole or any part of the Preferred Stock, or the whole or any part of any series thereof at the time outstanding at such price or prices as shall have been fixed as being payable in case of

redemption in respect thereof, together with the amount of any dividends accrued or unpaid thereon to the date of redemption.

     At least thirty days' previous notice of every such

redemption of Preferred Stock shall be mailed, addressed to

the holders of record of the shares to be redeemed at their

respective addresses, as the same shall appear on the books of the Corporation, or in any case where no such address shall

appear, then addressed to such stockholder at the principal

office of the Corporation, but the failure to mail such notice as aforesaid shall not invalidate the redemption of the shares so redeemed.

     Unless the certificate setting forth the preferences

fixed by the Board of Directors for any series shall otherwise provide, in the case of a redemption of a part only of any

series of the Preferred Stock at any time outstanding the

Corporation shall select by lot the shares of such series so to be redeemed.  Subject to the limitations and provisions

herein contained, the Board of Directors shall have full power and authority to prescribe the manner in which the selection by lot shall be made.

     If notice of redemption shall have been given by mail as

herein above provided and the Corporation shall, on or prior to the date fixed for redemption, deposit in trust, for the

benefit of the holders of the Preferred Stock to be redeemed,

with a bank or trust company in good standing, organized under the laws of the United States of America or of the State of

California, and doing business in the City of San Diego,

California, or in the City of Los Angeles, California, a sum

sufficient to redeem the shares called for redemption,

together with irrevocable written instructions and authority to such bank or trust company, on behalf of the Corporation,

to pay on or after the time of making such deposit, to the

respective holders of all such shares, the redemption price

thereof, together with accrued dividends, upon the surrender for cancellation of the certificates representing such shares,

then from and after the date of such deposit (although prior to the date fixed for redemption) notwithstanding that any

certificate for the shares of Preferred Stock so called for

redemption shall not have been surrendered for cancellation,

all shares of Preferred Stock with respect to which such

deposit shall have been made shall no longer be deemed to be outstanding, and all rights with respect to such shares of

Preferred Stock shall cease and terminate except only the

right of the holders thereof to receive from such bank or

trust company, at any time after the time of the making of

such deposit, the redemption price of such shares so to be

redeemed, together with accrued dividends, in the case of each share to be so redeemed, to the date fixed for redemption, but without interest thereon.  Any moneys so deposited by the

Corporation and unclaimed at the end of six years from the

date fixed for such redemption shall be repaid to the

Corporation upon its request expressed in a resolution of its

Board of Directors after which repayment the holders of the

shares so called for redemption shall look only to the

Corporation for the payment thereof.

4.   Rights on Liquidation, Dissolution or Winding Up of the

Corporation:

     In the event of any liquidation, dissolution or winding

up of the Corporation, whether voluntary or involuntary, the holders of shares of the Preferred Stock of the Corporation

shall be entitled to be paid in full, out of the assets of the

Corporation, without priority between series, the respective liquidation price (for voluntary or involuntary liquidation)

fixed for each series, plus all accrued and unpaid dividends thereon to the date of such liquidation, dissolution or

winding up of the Corporation prior to any payment or

distribution of any assets of the Corporation to the holders of the Common Stock.

D.   PROVISIONS RELATING TO THE CUMULATIVE PREFERRED STOCK, 5%

SERIES, $20 PAR VALUE, BEING THE INITIAL SERIES.

1.   Dividend Rate:

     The dividend rate on the Cumulative Preferred Stock, 5%

Series, $20 par value, shall be 5% of the par value thereof

per annum.

2.   Liquidation Price, Voluntary and Involuntary:

     The voluntary liquidation price of the Cumulative

Preferred Stock, 5% Series, $20 par value, shall be $24 per

share, and the involuntary liquidation price shall be $20 per share.

3.   Redemption Price:

     The redemption price of the Cumulative Preferred Stock,

5% Series, $20 par value, shall be $24 per share.

E.   PROVISIONS RELATING TO THE CUMULATIVE PREFERRED STOCK,

4% SERIES, $20 PAR VALUE.

1.   Dividend Rate:

     The dividend rate on the Cumulative Preferred Stock, 4%

Series, $20 par value, shall be 4% of the par value thereof

per annum.

2.   Liquidation Price, Voluntary and Involuntary:

     The voluntary liquidation price of the Cumulative

Preferred Stock, 4%, Series, $20 par value, shall be $21.20

per share, and the involuntary liquidation price shall be $20 per share.

3.   Redemption Price:

     The redemption price of the Cumulative Preferred Stock,

4% Series, $20 par value, shall be $21.20 per share.

F.   PROVISIONS RELATING TO THE CUMULATIVE PREFERRED STOCK,

4.40% SERIES, $20 PAR VALUE.

1.   Dividend Rate:

     The dividend rate on the Cumulative Preferred Stock, 4.4%

Series, $20 par value, shall be 4.40% of the par value thereof per annum.

2.   Liquidation Price, Voluntary and Involuntary:

     The voluntary liquidation price of the Cumulative

Preferred Stock, 4.40% Series, $20 par value, shall be $21 per share, and the involuntary liquidation price shall be $20 per share.

3.   Redemption Price:

     The redemption price of the Cumulative Preferred Stock,

4.40% Series, $20 par value, shall be $21 per share.

G.   PROVISIONS RELATING TO THE CUMULATIVE PREFERRED STOCK,

4.60% SERIES, $20 PAR VALUE.

1.   Dividend Rate:

     The dividend rate on the Cumulative Preferred Stock,

4.60% Series, $20 par value, shall be 4.60% of the par value thereof per annum.

2.   Liquidation Price, Voluntary and Involuntary:

     The voluntary liquidation price of the Cumulative

Preferred Stock, 4.60% Series, $20 par value, shall be $21 per share to and including January 15, 1973, $20.75 per share

thereafter and to and including January 15, 1978, and $20.25 per share thereafter.  The involuntary liquidation price shall be $20 per share.

3.   Redemption Price:

     The redemption price of the Cumulative Preferred Stock,

4.60% Series, $20 par value, shall be $21 per share if

redeemed to and including January 15, 1973, $20.75 per share if redeemed thereafter and to and including January 15, 1978,

and $20.25 per share if redeemed thereafter.

II.  COMMON STOCK

A.   Voting Rights:

     The holders of shares of Common Stock shall be entitled

to one vote for each share of stock held by such holders on

all questions upon which they are entitled to vote in

accordance with the law, except as otherwise provided in part

I of this Article FIFTH.

B.   Dividends:

     The Board of Directors may declare, and the Corporation

may pay, dividends upon the Common Stock providing the

dividends upon the Cumulative Preferred Stock and Preference

Stock (Cumulative) with all accumulations, up to the beginning of the respective current quarter-yearly dividend period shall have been declared and shall have been paid in full, or a sum sufficient for the payment thereof shall have been set aside for that purpose and a sum equal to all other unpaid accrued dividends upon the Cumulative Preferred Stock and Preference

Stock (Cumulative) shall have been set aside in a reserve for accrued dividends.

C.   Rights on Liquidation:

     Upon liquidation, dissolution or winding up of the

Corporation, whether voluntary or involuntary, and after all payments of the full preferential amounts, on liquidation,

dissolution, or winding up, to the holders of the Cumulative

Preferred Stock and Preference Stock (Cumulative) as may be at

the time outstanding, the holders of the Common Stock shall be entitled to share ratably in all assets of the Corporation

remaining after such payment to the exclusion of all other

classes of stock.

SIXTH:    Fair Price.

A.   REQUIRED SHAREHOLDER VOTE FOR CERTAIN TRANSACTIONS.

     Unless all of the conditions set forth in either

Subsection 1 or 2 of Section B of this Article have been

fulfilled, any agreement, contract, transaction or other

arrangement providing for or resulting in a Business

Combination must be approved by the affirmative vote of two-

thirds of the number of shares of common stock outstanding at the time voting as a separate class.  Such affirmative vote

shall be required, notwithstanding the fact that no vote may be required by law or these articles or that a lesser

percentage, different, or additional vote may be specified by law, these articles, or in any agreement with any national

securities exchange or otherwise, in which case each vote

requirement shall be satisfied individually.

B.   EXCEPTIONS.

     Section A of this Article shall not apply to any Business

Combination if the conditions specified in either Subsection 1 or 2 below are met.

1.   The Business Combination shall have been approved by a

resolution adopted by two-thirds of the authorized directors of this Corporation, or

2.   All of the following conditions have been met:

a.   Any consideration to be received for any stock as a

result of the Business Combination shall be in cash or in the same form as a Dominant Shareholder has previously paid for

shares of that class.  If varying forms of consideration have been used, the form of consideration shall be the form used to acquire the largest number of shares of the class receiving

consideration.

b.   The aggregate amount of cash and the fair market value of

any other form of consideration shall, on a per share basis,

at least equal the Highest Purchase Price paid by a Dominant

Shareholder for shares of the same class.

c.   "Highest Purchase Price" shall mean the highest amount of

consideration paid by a Dominant Shareholder at any time

within two years prior to the date of becoming a Dominant

Shareholder and during any time while having the status of

Dominant Shareholder, provided, however, that the Highest

Purchase Price shall be appropriately adjusted to reflect the occurrence of any reclassification, recapitalization, stock

split, reverse stock split or other readjustment to the number of outstanding shares of stock in a class, or the payment of a stock dividend thereon occurring between the last date upon

which such Dominant Shareholder paid the Highest Purchase

Price and the effective date of the Business Combination.

d.   After such Dominant Shareholder has become a Dominant

Shareholder and prior to the consummation of such Business

Combination:

(1)  There shall have been no failure to declare and pay in

full at the regular rate any periodic dividends on any

outstanding preferred stock unless such failure is approved by two-thirds of the authorized directors of the Corporation;

(2)  There shall have been no reduction in the annual rate of dividends, if any, paid on common shares (such rate to be

appropriately adjusted to reflect the occurrence of any

reclassification, reverse stock split, recapitalization,

reorganization or other similar transaction having the effect of changing the number of outstanding common shares) unless

such reduction is approved by two-thirds of the authorized

directors of the Corporation; and

(3)  Neither a Dominant Shareholder nor an affiliate thereof shall have become the beneficial owner of any additional

shares of voting stock of the Corporation except as part of

the transaction which resulted in the Dominant Shareholder

becoming a Dominant Shareholder, as a result of a transaction resulting from a pro rata recapitalization, or as a result of a transaction which has been approved by a resolution adopted by two-thirds of the authorized Board of Directors.

3.   Definitions.

a.   Affiliate means:  a person that directly, or indirectly

through one or more intermediaries, controls or is controlled by, or is under common control with, a specified person.

b.   Beneficial Ownership means:  holding the right to vote

pursuant to any agreement, arrangement, or understanding;

having the right to acquire pursuant to any agreement,

arrangement, understanding, option, right, warrant or right of conversion; ownership by an Affiliate or by an officer,

director, or employee of a Dominant Shareholder or any

Affiliate thereof.

c.   Business combination means:  (1) a merger or

consolidation of the Corporation or any subsidiary with a

Dominant Shareholder or with any other corporation or entity which is, or after such merger or consolidation would be, an

Affiliate of a Dominant Shareholder;  (2) the sale, lease,

exchange, pledge, transfer or other disposition by the

Corporation, or a subsidiary, of assets exceeding 10 percent of the total assets of the Corporation in a transaction or

series of transactions in which a Dominant Shareholder is

either a party or has an interest;  (3) the issuance, sale,

exchange, disposition or other transfer by this Corporation,

or any subsidiary, in one transaction or a series of

transactions, of any securities of this Corporation, or any

subsidiary, to any Dominant Shareholder or any Affiliate of

any Dominant Shareholder in exchange for cash, securities or other property having an aggregate fair market value in excess of $200,000,000.00;  (4) any reclassification of securities,

any reverse stock split, or any recapitalization of the

Corporation or any other transaction which has the effect,

directly or indirectly, of increasing the proportionate

portion or voting power of the outstanding shares of any class of equity or convertible securities, or otherwise increasing the voting power over the Corporation or any subsidiary by any class of equity or convertible securities which are directly or indirectly owned by any Dominant Shareholder or any

Affiliate of any Dominant Shareholder.

d.   Dominant Shareholder means:  any Person (except this

Corporation, any Subsidiary of this Corporation, and any

Saving, Pension, TRAESOP or other benefit plan of this

Corporation or any fiduciary, trustee or custodian thereof

acting in such a capacity) who is the Beneficial Owner,

directly or indirectly, of more than 10 percent (10%) but less than 99 percent (99%) of the shares of the Corporation having the power to vote for the Board of Directors.  The relevant

time for calculating this percentage shall be each date on

which any approval (board, shareholder, governmental, or any other) necessary to complete any agreement, contract,

transaction or other arrangement providing for or resulting in a Business Combination is obtained.

e.   Persons means:  any individual, group, partnership,

association, firm, corporation or other entity.

f.   Subsidiary means:  any corporation in which this

Corporation beneficially owns at least a majority of any class of stock having the right to vote for directors.

4.   The Board of Directors by a majority vote of the

Authorized Directors shall have the right to make any

determinations required under this Article.

5.   To amend or repeal, or adopt any provisions inconsistent

with this Article, there shall be required the affirmative

vote of two-thirds of the number of shares of common stock

outstanding at the time voting as a separate class.  Such

affirmative vote shall be required, notwithstanding the fact that no vote may be required by law or these articles or that a lesser percentage, different, or additional vote may be

specified by law, these articles, or in any agreement with any national securities exchange or otherwise, in which case each vote requirement shall be satisfied individually.

SEVENTH:

A.   LIMITATION OF DIRECTORS' LIABILITY.

     The liability of the directors of the Corporation for

monetary damages shall be eliminated to the fullest extent

permissible under California law.

B.   INDEMNIFICATION OF CORPORATE AGENTS.

     The Corporation is authorized to provide indemnification

of agents (as defined in Section 317 of the California

Corporations Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors, or

otherwise, in excess of the indemnification otherwise

permitted by Section 317 of the California Corporations Code,

subject only to the applicable limits set forth in Section 204 of the California Corporations Code.

EIGHTH:  CERTIFICATE OF DETERMINATION OF PREFERENCES OF

PREFERENCE STOCK (CUMULATIVE), $7.20 SERIES, WITHOUT PAR

VALUE:  The Certificate of Determination of Preferences of

Preference Stock (Cumulative), $7.20 Series, Without Par

Value, which is attached hereto as Exhibit A is hereby

incorporated by reference as Article Ninth of these Articles of Incorporation.

NINTH:  CERTIFICATE OF DETERMINATION OF PREFERENCE STOCK

(CUMULATIVE), $2.0625 SERIES, WITHOUT PAR VALUE:  The

Certificate of Determination of Preference Stock (Cumulative),

$2.0625 Series, Without Par Value, which is attached hereto as

Exhibit B is hereby incorporated by reference as Article Ninth of these Articles of Incorporation.

TENTH:  CERTIFICATE OF AMENDMENT OF CERTIFICATE OF

DETERMINATION:  The Certificate of Amendment of Certificate of

Determination, amending the designation of the Preference

Stock (Cumulative), $2.0625 Series, Without Par Value, to the

Preference Stock (Cumulative), $1.7625 Series, Without Par

Value, which is attached hereto as Exhibit C is hereby

incorporated by reference as Article Tenth of these Articles of Incorporation.

ELEVENTH:  CERTIFICATE OF DETERMINATION OF PREFERENCES OF

PREFERENCE STOCK (CUMULATIVE), $1.70 SERIES, WITHOUT PAR

VALUE:  The Certificate of Determination of Preferences of

Preference Stock (Cumulative), $1.70 Series, Without Par

Value, which is attached hereto as Exhibit D is hereby

incorporated by reference as Article Eleventh of these

Articles of Incorporation.

TWELFTH:  CERTIFICATE OF DETERMINATION OF PREFERENCES OF

PREFERENCE STOCK (CUMULATIVE), $1.82 SERIES, WITHOUT PAR

VALUE:  The Certificate of Determination of Preferences of

Preference Stock (Cumulative), $1.82 Series, Without Par

Value, which is attached hereto as Exhibit E is hereby

incorporated by reference as Article Twelfth of these Articles of Incorporation.

     3.   This restatement of Articles of Incorporation does

not itself alter or amend the Articles of Incorporation in any respect and has been duly approved by the Board of Directors by resolution dated April 26, 1994.

     We further declare under penalty of perjury under the

laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATE: April 26, 1994

T. A. Page

Chairman of the Board of

San Diego Gas & Electric Company

N. A. Peterson

Secretary of

San Diego Gas & Electric Company

EXHIBIT A

SAN DIEGO GAS & ELECTRIC COMPANY

CERTIFICATE OF DETERMINATION

OF PREFERENCES OF PREFERENCE STOCK (CUMULATIVE),

$7.20 SERIES, WITHOUT PAR VALUE

     The undersigned, W. A. ZITLAU, President, and J. A.

Graham, Secretary, of SAN DIEGO GAS & ELECTRIC COMPANY, a

corporation organized under the laws of the State of

California, and having its office and principal place of

business in the City of San Diego, County of San Diego, State

of California, do hereby certify that:

     1.   On Monday, March 13, 1972, at 1:00 o'clock p.m., a

special meeting of the Board of Directors of this corporation was duly held in its principal office at 101 Ash Street, San

Diego, California.  A quorum of said Board was at all times

present and acting at said meeting.  Pursuant to Article Sixth of this Corporation's Articles of Incorporation, as amended,

the following resolution was duly adopted by the unanimous

vote of the members present:

     RESOLVED, that one hundred fifty thousand (150,000)

shares of this Corporation's unissued Preference Stock

(Cumulative) shall constitute a series designated "Preference

Stock (Cumulative), $7.20 Series, without par value"; that the dividend rate of such shares shall be $7.20 per annum; that

such shares shall have no conversion rights; that the

redemption prices of such shares shall be: $107.50 per share if redeemed to and including March 31, 1977, $105.00 per share if redeemed thereafter and to and including March 31, 1982,

$102.50 per share if redeemed thereafter and to and including

March 31, 1987, and $101.00 per share if redeemed thereafter,

provided that none of such shares shall be redeemed prior to

April 1, 1977, for the purpose or in anticipation of refunding any such shares through the sale of Common Stock or through

the use of borrowed funds or of proceeds raised from the issue of stock ranking senior to Common Stock if the effective cost of money to the Company of such borrowing or such stock issue

(computed in accordance with generally accepted financial

practice) is below 7.20% per annum; that the involuntary

liquidation price of such shares shall be $100.00 per share;

and that the voluntary liquidation prices of such shares shall be the same as the respective redemption prices therefor.

     2.   The total number of share of Preference Stock

(Cumulative) which this corporation is authorized to issue is

Eight Hundred Sixty Thousand (860,000) and the total number of share constituting the series designated "Preference Stock

(Cumulative), $7.20 Series, without par value" is One Hundred

Fifty Thousand (150,000) and none of the shares of said series has been issued.

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     IN WITNESS WHEREOF, the undersigned have hereunto

subscribed their names and caused the corporate seal of SAN

DIEGO GAS & ELECTRIC COMPANY to be affixed this 13 day of

March, 1972.

/s/ W. A. Zitlau

(W. A. Zitlau)

President of San Diego Gas & Electric Company

/s/ J. A. Graham

(J. A. Graham)

Secretary of San Diego Gas & Electric Company

     Each of the undersigned declares under penalty of perjury

that the matters set forth in the foregoing certificate are

true and correct.

     Executed at San Diego, California, on March 13, 1972.

/s/ W. A. Zitlau

W. A. Zitlau

/s/ J. A. Graham

J. A. Graham

                                                  EXHIBIT B

SAN DIEGO GAS & ELECTRIC COMPANY

CERTIFICATE OF DETERMINATION

OF PREFERENCE STOCK (CUMULATIVE),

$2.0625 SERIES WITHOUT PAR VALUE

     The undersigned, J. E. Thomas, President, and D. M.

Richardson, Secretary, of SAN DIEGO GAS & ELECTRIC COMPANY, a

corporation organized under the laws of the State of

California, and having its office and principal place of

business in the City of San Diego, County of San Diego, State

of California, do hereby certify that:

     1.   On September 24, 1992, a special meeting of the

Executive Committee of the Board of Directors of this

corporation was duly held in its principal office at 101 Ash

Street, San Diego, California.  A quorum of said Committee was at all times present and acting at said meeting.  Pursuant to

Article FIFTH of this Corporation's Restated Articles of

Incorporation, as amended, and the authority vested in the

Executive Committee by the Board of Directors on February 24,

1992, the following resolution was duly adopted by the

unanimous vote of the Executive Committee members present:

     RESOLVED, that one million four hundred thousand

(1,400,000) shares of this Corporation's unissued Preference

Stock (Cumulative), without par value, shall constitute a

series designated "Preference Stock (Cumulative), $2.0625

Series, Without Par Value"; that the dividend rate of such

shares shall be $2.065 per annum; that such shares shall have no sinking fund or conversion rights; that none of the shares shall be redeemable prior to November 1, 1997; and the

redemption price of such shares shall be $27.50 per share if redeemed thereafter, provided that none of such shares shall be redeemed prior to December 1, 1997, for the purpose of or in anticipation of refunding any such shares through the use of borrowed funds or of proceeds raised from the issue of

stock ranking on a parity with, or senior to, such shares, of the effective cost of money to this corporation of such

borrowing or such stock issue (computed in accordance with

generally accepted financial practice) is below 7.78% per

annum; that the involuntary liquidation price of such shares shall be $25.00 per share; that the voluntary liquidation

price of such shares shall be the same as the redemption price therefor on the date of voluntary liquidation; and that the

rights, preferences, restrictions and privileges expressly set forth in this Corporation's Restated Articles of

Incorporation, as amended, with respect to Preference Stock

(Cumulative) are hereby incorporated by this reference.

     2.   The total number of shares of Preference Stock

(Cumulative) which this corporation is authorized to issue is ten million (10,000,000) and the total number of shares of

such class constituting the series designated "Preference

Stock (Cumulative), $2.0625 Series, Without Par Value" is one

million four hundred thousand (1,400,000) and none of the

shares of said series has been issued.

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     IN WITNESS WHEREOF, the undersigned have subscribed their

names and caused the corporate seal of SAN DIEGO GAS &

ELECTRIC COMPANY to be affixed this 24th day of September,

1992.

/s/ J. E. Thomas

J. E. Thomas

President of San Diego Gas & Electric Company

(SEAL)

/s/ D. M. Richardson

D. M. Richardson

Secretary of San Diego Gas & Electric Company

     Each of the undersigned declares under penalty of perjury

that the matters set forth in the foregoing certificate are

true and correct.

     Executed at San Diego, California, on September 24, 1992.

/s/ J. E. Thomas

J. E. Thomas

President of San Diego Gas & Electric Company

/s/ D. M. Richardson

D. M. Richardson

Secretary of San Diego Gas & Electric Company

                                                  EXHIBIT C

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF DETERMINATION

     The undersigned, J. E. Thomas, President, and D. M.

Richardson, Secretary, of SAN DIEGO GAS & ELECTRIC COMPANY, a

corporation organized under the laws of the State of

California, and having its office and principal place of

business in the City of San Diego, County of San Diego, State

of California, do hereby certify that:

     1.   On December 2, 1992, a special meeting of the

Executive Committee of the Board of Directors of this

corporation was duly held in its principal office at 101 Ash

Street, San Diego, California.  A quorum of said Committee was at all times present and acting at said meeting.  Pursuant to

Article FIFTH of this Corporation's Restated Articles of

Incorporation, as amended, and the authority vested in the

Executive Committee by the Board of Directors on February 24,

1992, the following resolution was duly adopted by the

unanimous vote of the Executive Committee members present:

     NOW THEREFORE, BE IT RESOLVED, that this Executive

Committee of the Board does hereby amend the designation of

the Preference Stock (Cumulative), $2.0625 Series, Without Par

Value", to be as follows:  "Preference Stock (Cumulative),

$1.7625 Series, Without Par Value" (referred to hereinafter as the "$1.7625 Series Preference Stock"), does hereby leave the number of shares constituting such series of Preferred Stock

(Cumulative) unaltered at one million four hundred thousand

(1,400,000), and does hereby amend the rights, preferences,

privileges, and restrictions of such series of Preference

Stock (Cumulative) to be as follows:

SECTION 1

DIVIDEND RATE, LIQUIDATION PREFERENCES

     1.1  Dividend Rate.  The holders of the $1.7625 Series

Preference Stock shall be entitled to receive cumulative

dividends at the rate of $.440625 per share per quarter-annual period from the date on which each respective share of the

$1.7625 Series Preference Stock is originally issued.  Such

dividends shall be payable on January 15, 1993 for the period commencing on the date of original issuance of the $1.7625

Series Preference Stock and ending on said January 15, and

thereafter quarterly on the fifteenth day of January, April,

July and October in each year.

     1.2  Pro-Rata Dividends.  The corporation shall not

declare or pay any dividend on any shares of the $1.7625

Series Preference Stock or on any shares of any other series of Preference Stock (Cumulative) or Cumulative Preferred Stock

of the Corporation (together, the "Preferred Stock") which

ranks on a parity with the $1.7625 Series Preference Stock for any quarter-annual dividend period unless the Corporation

shall declare and pay or set apart for payment a ratable

dividend on the $1.7625 Series Preference Stock and such

parity Preferred Stock in proportion to the full preferential amounts to which each such series is entitled.

     1.3  Liquidation Preferences.  In the event of any

liquidation, dissolution or winding-up of the Corporation, the holders of the $1.7625 Series Preference Stock shall be

entitled to receive out of the assets of the Corporation

available for distribution to shareholders, before any

distribution of the assets shall be made to the holders of the

Common Stock or any other class or series of stock ranking as to dividends or assets junior to the $1.7625 Series Preference

Stock, $25 per share, plus an amount equal to the dividends

accrued and unpaid thereon, whether or not declared, to the

date fixed for payment.

     1.4. Pro-Rata Distribution.  If upon any liquidation,

dissolution or winding-up of the Corporation, the amounts

payable with respect to the $1.7625 Series Preference Stock

and any other series of Preferred Stock of the Corporation

which ranks on a parity with the $1.7625 Series Preference

Stock are not paid in full, the holders of the $1.7625 Series

Preference Stock and such parity Preferred Stock shall share ratably in any distribution of assets in proportion to the

full preferential amounts to which they are entitled.

SECTION 2

SINKING FUND, REDEMPTION

     2.1  Sinking Fund Redemption.  So long as any shares of

the $1.7625 Series Preference Stock shall be outstanding, the

Corporation, as a sinking fund of the redemption thereof

(hereinafter called the "Sinking Fund"), shall set aside,

after full payment or provision for payment of dividends

accrued on all stock on a parity with the $1.7625 Series

Preference Stock or senior thereto, in cash out of any monies legally available for the redemption of shares, on January 15,

2003 and on the 15 day of January in each year thereafter, a sum equal to $1,250,000 (or, if less than 50,000 shares of the

$1.7625 Series Preference Stock are then outstanding, a sum

equal to $25 times the number of shares of the $1.7625 Series

Preference Stock then outstanding), plus an amount equal to

dividends accrued and unpaid on 50,000 shares of the $1.7625

Series Preference Stock (or the number of shares of the

$1.7625 Series Preference Stock then outstanding if less than

50,000).  So long as any shares of the $1.7625 Series

Preference Stock shall be outstanding, on January 15, 2003,

and on the 15th day of January in each year thereafter, the

Corporation shall redeem 50,000 shares of the $1.7625 Series

Preference Stock (or the number of shares of the $1.7625

Series Preference Stock then outstanding if less than 50,000)

at the price of $25 per share plus accrued and unpaid

dividends thereon, using for each such redemption the monies theretofore set aside as the Sinking Fund.  The obligations of the Corporation under this section 2.1 shall be cumulative, so that if the full number of shares required to be redeemed on any January 15 are not so redeemed, the redemption shall be

made as soon thereafter as funds become available therefor and redemption can be effected in compliance with California law.

     In addition, if any shares of the $1.7625 Series

Preference Stock are then outstanding, the Corporation, as

part of the Sinking Fund for the redemption thereof, shall set aside, after full payment or provision for payment of

dividends accrued on all stock on a parity with the $1.7625

Series Preference Stock or senior thereto, in cash out of any monies legally available for the redemption of shares, on

January 15, 2008, a sum equal to $25 times the number of

shares of the $1.7625 Series Preference Stock then

outstanding, plus an amount equal to dividends accrued and

unpaid on the number of shares of the $1.7625 Series

Preference Stock then outstanding.  On January 15, 2008, the

Corporation shall redeem any and all shares of $1.7625 Series

Preference Stock then outstanding at the price of $25 per

share plus accrued and unpaid dividends thereon, using for

such redemption the monies theretofore set aside as the

Sinking Fund.  If the full number of shares required to be

redeemed on January 15, 2008 are not so redeemed, the

redemption shall be made as soon thereafter as funds become

available therefor and redemption can be effected in

compliance with California law.

     2.2  Optional Redemption.  In addition to the mandatory

sinking fund payments and redemptions pursuant to section

2.1, the Corporation may at its option set aside additional

monies in the Sinking Fund and redeem up to an additional

50,000 shares of the $1.7625 Series Preference Stock on

January 15, 2003, and on the 15th day of January in any year thereafter, at the price of $25 per share plus accrued and

unpaid dividends thereon; provided, however, that the right to make such optional payments and up to 50,000 shares per year redemptions shall be non-cumulative.

     2.3  Credit for Repurchases.  Any shares of the $1.7625

Series Preference Stock acquired by the Corporation from time to time by way of purchase other than pursuant to section 2.1 and/or section 2.2 may be applied to reduce any of the Sinking

Fund obligations, including those set forth in either or both of the paragraphs of section 2.1.

     2.4  General.  At least thirty (but not more than sixty)

days' previous notice of every redemption of the $1.7625

Series Preference Stock pursuant to section 2.1 and/or section

2.2 shall be mailed, addressed to the holders of record of the shares to be redeemed at their respective addresses, as the

same shall appear on the books of the Corporation, or in any case where no such address shall appear, then addressed to

such stockholder at the principal office of the Corporation,

but the failure to mail such notice as aforesaid shall not

invalidate the redemption of the shares so redeemed.  The

particular share of $1.7625 Series Preference Stock to be

redeemed by reason of section 2.1 and/or section 2.2 shall be determined by the Corporation by lot.

SECTION 3

MISCELLANEOUS PROVISIONS

     3.1  Ranking.  The $1.7625 Series Preference Stock shall

rank equally with the Cumulative Preferred stock ($20 par

value) and all other series of Preference Stock (Cumulative)

of the Corporation with respect to priority in the payment of dividends, mandatory redemptions, and in the distribution of assets upon any liquidation, whether voluntary or involuntary.

     3.2  Restrictions on Dividend Rights and Acquisitions of

Other Stock.  So long as any of the $1.7625 Series Preference

Stock is outstanding, the Corporation shall not declare or pay any dividend on or make any distribution of property with

respect to any of the Common Stock or on any other stock of

the Corporation having rights or preferences as to dividends or assets junior to the rights and preferences of the $1.7625

Series Preference Stock, or redeem, purchase or otherwise

acquire any such stock or any stock on a parity with the

$1.7625 Series Preference Stock for value unless in each case:

(a) full cumulative dividends on the $1.7625 Series Preference

Stock then due and payable shall have been declared and paid or a sum in cash sufficient for the payment thereof set apart for payment; and (b) in the event that any such declaration or payment or redemption, purchase or other acquisition is

proposed to occur on or after January 15, 2003, all sinking

fund payments and redemptions required by section 2.1 hereof shall have been made.

     3.3  Status of Redeemed or Reacquired shares.  All shares

of $1.7625 Series Preference Stock redeemed or otherwise

reacquired by the Corporation shall not be reissued or

otherwise disposed of as part of the series created hereby but shall be retired and restored to the status of authorized but unissued shares of Preference Stock (Cumulative).

     3.4  No Conversion Rights.  All $1.7625 Series Preference

Stock shall not be convertible into or exchangeable for other securities of the Corporation.

     3.5  Voting Rights.  The holders of the $1.7625 Series

Preference Stock shall have the voting rights set forth with respect to the Corporation's Preference Stock (Cumulative) in

the Restated Articles of Incorporation of the Corporation.

     3.6  Incorporation by Reference.  The rights,

preferences, privileges and restrictions expressly set forth in the Corporation's Restated Articles of Incorporation, as

amended, with respect to Preference Stock (Cumulative) are

hereby incorporated by this reference.

     2.   The total number of shares of Preference Stock

(Cumulative) which this corporation is authorized to issue is ten million (10,000,000) and the total number of shares of

such class constituting the series designated "Preference

Stock (Cumulative), $2.0625 Series, Without Par Value" is one

million four hundred thousand (1,400,000) and none of the

shares of said series has been issued.

//

//

//

//

     IN WITNESS WHEREOF, the undersigned have subscribed their

names and caused the corporate seal of SAN DIEGO GAS &

ELECTRIC COMPANY to be affixed this 2nd day of December, 1992.

/s/ J. E. Thomas

J. E. Thomas

President of San Diego Gas & Electric Company

(SEAL)

/s/ D. M. Richardson

D. M. Richardson

Secretary of San Diego Gas & Electric Company

     Each of the undersigned declares under penalty of perjury

that the matters set forth in the foregoing certificate are

true and correct.

     Executed at San Diego, California, on December 2, 1992.

/s/ J. E. Thomas

J. E. Thomas

President of San Diego Gas & Electric Company

/s/  D. M. Richardson

D. M. Richardson

Secretary of San Diego Gas & Electric Company

                                             EXHIBIT D

CERTIFICATE OF DETERMINATION

OF PREFERENCES OF PREFERENCE STOCK (CUMULATIVE),

$1.70 SERIES, WITHOUT PAR VALUE,

OF SAN DIEGO GAS & ELECTRIC COMPANY

     THOMAS A. PAGE and D. M. RICHARDSON certify that:

     1.   They are the Chairman of the Board and Chief

Executive Officer, and the Corporate Secretary, respectively,

of San Diego Gas & Electric Company, a California corporation.

     2.   The total number of shares of Preference Stock

(Cumulative) which this corporation is authorized to issue is

10,000,000 and the total number of shares constituting the

series designated "Preference Stock (Cumulative), $1.70

Series, Without Par Value" is 1,400,000 and none of the shares of said series have been issued.

     3.   The Executive Committee of the Board of Directors

duly adopted the following resolutions:

NOW, THEREFORE, BE IT RESOLVED, that One Million Four Hundred

Thousand (1,400,000) shares of this Corporation's unissued

Preference Stock (Cumulative), without par value, shall

constitute a series designated "Preference Stock (Cumulative),

$1.70 Series, Without Par Value" (referred to hereinafter as the "$1.70 Series Preference Stock"), and having the rights,

preferences, privileges and restrictions as follows:

SECTION 1

DIVIDEND RATE, LIQUIDATION PREFERENCES

     1.1  Dividend Rate.  The holders of the $1.70 Series

Preference Stock shall be entitled to receive cumulative

dividends at the rate of $.425 per share per quarterly period from the date on which each respective share of the $1.70

Series Preference Stock is originally issued.  The first such dividends shall be payable on October 15, 1993 for the period commencing on the date of original issuance of the $1.70

Series Preference Stock and ending on said October 15, and

thereafter quarterly on the fifteenth day of January, April,

July and October in each year.  Dividends payable on the $1.70

Series Preference Stock for any period less than a full

quarterly dividend period, including the initial dividend

period, shall be computed on the basis of a 360-day year

consisting of 12 30-day months.

     1.2  Pro-Rata Dividends.  The Corporation shall not

declare or pay any dividend on any shares of the $1.70 Series

Preference Stock or on any shares of any other series of

Preference Stock (Cumulative) or Cumulative Preferred Stock of

the Corporation (together, the "Preferred Stock") which ranks on a parity with the $1.70 Series Preference Stock for any

quarterly dividend period unless the Corporation shall declare and pay or set apart for payment a ratable dividend on the

$1.70 Series Preference Stock and such parity Preferred Stock in proportion to the full preferential amounts to which each such series is entitled.

     1.3  Liquidation Preferences.  In the event of any

liquidation, dissolution or winding-up of the Corporation, the holders of the $1.70 Series Preference Stock shall be entitled to receive out of the assets of the Corporation available for distribution to shareholders, before any distribution of the assets shall be made to the holders of the Common Stock or any other class or series of stock ranking as to dividends or

assets junior to the $1.70 Series Preference Stock, an amount,

in the case of voluntary liquidation, dissolution or winding-

up, equal to $25.850 per share prior to October 15, 2003 and,

thereafter, to the redemption price specified in section 2.1 below applicable on the date of such voluntary liquidation,

dissolution or winding-up, and, in the case of involuntary

liquidation, dissolution or winding-up, $25 per share, plus,

in the case of each share (whether on voluntary or involuntary liquidation, dissolution or winding-up), an amount equal to

the dividends accrued and unpaid thereon, whether or not

declared, to the date fixed for payment.

     1.4  Pro-Rata Distribution.  If upon any liquidation,

dissolution or winding-up of the Corporation, the amounts

payable with respect to the $1.70 Series Preference Stock and any other series of Preferred Stock of the Corporation which ranks on a parity with the $1.70 Series Preference Stock are not paid in full, the holders of the $1.770 Series Preference

Stock and such parity Preferred Stock shall share ratably in any distribution of assets in proportion to the full

preferential amounts to which they are entitled.

SECTION 2

REDEMPTION

     2.1  Optional Redemption.  The $1.70 Series Preference

Stock shall not be redeemable prior to October 15, 2003.

Thereafter, the $1.70 Series Preference Stock shall be

redeemable at the option of the Corporation, at any time as a whole, or from time to time in part, at the following

redemption prices per share if redeemed during the 12-month

period beginning October 15 in each of the following years:

2003 at $25.850; 2004 at $25.765; 2005 at $25.680; 2006 at

$25.595; 2007 at $25.510; 2008 at $25.425; 2009 at $25.340;

2010 at $25.255; 2011 at $25.170; 2012 at $25.085; 2013 and

thereafter at $25.00 per share, plus in each case an amount

equal to dividends accrued and unpaid thereon to the

redemption date.

     2.2  General.  At least 30 (but not more than 60) days'

previous notice of every redemption of the $1.70 Series

Preference Stock pursuant to section 2.1 shall be mailed,

addressed to the holders of record of the shares to be

redeemed at their respective addresses, as the same shall

appear on the books of the Corporation, or in any case where no such address shall appear, then addressed to such

shareholder at the principal office of the Corporation, but

the failure to mail such notice as aforesaid shall not

invalidate the redemption of the shares so redeemed.  The

particular shares of $1.70 Series Preference Stock to be

redeemed by reason of section 2.1 shall be selected pro rata in proportion to the number of shares of $1.70 Series

Preference Stock held by such holder; provided that any

fractional share that would otherwise be redeemed by virtue of any pro-rata redemption shall be rounded to the nearest whole share.

SECTION 3

MISCELLANEOUS PROVISIONS

     3.1  Ranking.  The $1.70 Series Preference Stock shall

rank equally with the Cumulative Preferred Stock ($20 par

value) and all other series of Preference Stock (Cumulative)

of the Corporation with respect to priority in the payment of dividends, mandatory redemptions, and in the distribution of assets upon any liquidation, whether voluntary or involuntary.

     3.2  Restrictions on Dividend Rights and Acquisitions of

Other Stock.  So long as any of the $1.70 Series Preference

Stock is outstanding, the Corporation shall not declare or pay any dividend on or make any distribution of property with

respect to any of the Common Stock or on any other stock of

the Corporation having rights or preferences as to dividends or assets junior to the rights and preferences of the $1.70

Series Preference Stock, or redeem, purchase or otherwise

acquire any such stock or any stock on a parity with the $1.70

Series Preference Stock for value unless in each case full

cumulative dividends on the $1.70 Series Preference Stock then due and payable shall have been declared and paid or a sum in cash sufficient for the payment thereof set apart for payment.

     3.3  Status of Redeemed or Re acquired Shares.  All

shares of $1.70 Series Preference Stock redeemed or otherwise reacquired by the Corporation shall not be reissued or

otherwise disposed of as part of the series created hereby but shall be retired and restored to the status of authorized but unissued shares of Preference Stock (Cumulative).

     3.4  No Conversion Rights.  No $1.70 Series Preference

Stock shall be convertible into or exchangeable for other

securities of the Corporation.

     3.5  Voting Rights.  The holders of the $1.70 Series

Preference Stock shall have the voting rights set forth with respect to the Corporation's Preference Stock (Cumulative) in

the Restated Articles of Incorporation of the Corporation.

     3.6  Incorporation by Reference.  The rights,

preferences, privileges and restrictions expressly set forth in the Corporation's Restated Articles of Incorporation, as

amended, with respect to Preference Stock (Cumulative) are

hereby incorporated by this reference.

     We further declare under penalty of perjury under the

laws of the State of California that we have read the

foregoing Certificate and know the contents thereof and that the same is true and correct of our own knowledge.

Date:  August 18, 1993

/s/ Thomas A. Page

Thomas A. Page

Chairman of the Board and Chief Executive Officer of

San Diego Gas & Electric Company

Date:  August 18, 1993

/s/  D. M. Richardson

D. M. Richardson

Secretary of San Diego Gas & Electric Company

                                             EXHIBIT E

CERTIFICATE OF DETERMINATION

OF PREFERENCES OF PREFERENCE STOCK (CUMULATIVE),

$1.82 SERIES, WITHOUT PAR VALUE, OF

SAN DIEGO GAS & ELECTRIC COMPANY

     MALYN K. MALQUIST and CONSTANCE K. GOATES certify that:

     1.   They are the Vice President of Finance and

Treasurer, and the Assistant Secretary, respectively, of San

Diego Gas & Electric Company, a California corporation.

     2.   The Executive Committee of the Board of Directors

duly adopted the following resolutions:

     NOW, THEREFORE, BE IT RESOLVED, that Six Hundred Forty

Thousand (640,000) shares of this Corporation's unissued

Preference Stock (Cumulative), without par value, shall

constitute a series designated "Preference Stock (Cumulative),

$1.82 Series, Without Par Value" (referred to hereinafter as the "$1.82 Series Preference Stock"), and having the rights,

preferences, privileges and restrictions as follows:

SECTION 1

DIVIDEND RATE, LIQUIDATION PREFERENCES

     1.1  Dividend Rate.  The holders of the $1.82 Series

Preference Stock shall be entitled to receive cumulative

dividends at the rate of $.455 per share per quarterly period from the date on which each respective share of the $1.82

Series Preference Stock is originally issued.  The first such dividends shall be payable on January 15, 1994 for the period commencing on the date of original issuance of the $1.82

Series Preference Stock and ending on said January 15, and

thereafter quarterly on the fifteenth day of January, April,

July and October in each year.

     1.2  Pro-Rata Dividends.  The Corporation shall not

declare or pay any dividend on any shares of the $1.82 Series

Preference Stock or on any shares of any other series of

Preference Stock (Cumulative) or Cumulative Preferred Stock of

the Corporation (together, the "Preferred Stock") which ranks on a parity with the $1.82 Series Preference Stock for any

quarterly dividend period unless the Corporation shall declare and pay or set apart for payment a ratable dividend on the

$1.82 Series Preference Stock and such parity Preferred Stock in proportion to the full preferential amounts to which each such series is entitled.

     1.3  Liquidation Preferences.  In the event of any

liquidation, dissolution or winding-up of the Corporation, the holders of the $1.82 Series Preference Stock shall be entitled to receive out of the assets of the Corporation available for distribution to shareholders, before any distribution of the assets shall be made to the holders of the Common Stock or any other class or series of stock ranking as to dividends or

assets junior to the $1.82 Series Preference Stock, $25.00 per share, plus an amount equal to the dividends accrued and

unpaid thereon, whether or not declared, to the date fixed for payment.

     1.4  Pro-Rata Distribution.  If upon any liquidation,

dissolution or winding-up of the Corporation, the amounts

payable with respect to the $1.82 Series Preference Stock and any other series of Preferred Stock of the Corporation which ranks on a parity with the $1.82 Series Preference Stock are not paid in full, the holders of the $1.82 Series Preference

Stock and such parity Preferred Stock shall share ratably in any distribution of assets in proportion to the full

preferential amounts to which they are entitled.

SECTION 2

REDEMPTION

     2.1  Optional Redemption.  The $1.82 Series Preference

stock shall not be redeemable prior to November 15, 1998.

Thereafter, the $1.82 Series Preference Stock shall be

redeemable, at the option of the Corporation, at any time as a whole, or from time to time in part, at $26.00 per share, plus in each case an amount equal to dividends accrued and unpaid thereon to the redemption date.

     2.2  General.  At least 30 (but not more than 60) days'

previous notice of every redemption of the $1.82 Series

Preference Stock pursuant to section 2.1 shall be mailed,

addressed to the holders of record of the shares to be

redeemed at their respective addresses, as the same shall

appear on the books of the Corporation, or in any case where no such address shall appear, then addressed to such

shareholder at the principal office of the Corporation, but

the failure to mail such notice as aforesaid shall not

invalidate the redemption of the shares so redeemed.  The

particular shares of $1.82 Series Preference Stock to be

redeemed by reason of section 2.1 shall be selected pro-rata in proportion to the number of shares of $1.82 Series

Preference Stock held by such holder; provided that any

fractional share that would otherwise be redeemed by virtue of any pro-rata redemption shall be rounded to the nearest whole share.

SECTION 3

MISCELLANEOUS PROVISIONS

     3.1  Ranking.  The $1.82 Series Preference Stock shall

rank equally with all series of the Cumulative Preferred Stock

($20 par value) and all series of Preference Stock

(Cumulative) of the Corporation with respect to priority in

the payment of dividends, mandatory redemptions, and in the

distribution of assets upon any liquidation, whether voluntary or involuntary.

     3.2  Restrictions on Dividend Rights and Acquisitions of

Other Stock.  So long as any of the $1.82 Series Preference

Stock is outstanding, the Corporation shall not declare or pay any dividend on or make any distribution of property with

respect to any of the Common Stock or on any other stock of

the Corporation having rights or preferences as to dividends or assets junior to the rights and preferences of the $1.82

Series Preference Stock, or redeem, purchase or otherwise

acquire any such stock or any stock on a parity with the $1.82

Series Preference Stock for value unless in each case full

cumulative dividends on the $1.82 Series Preference Stock then due and payable shall have been declared and paid or a sum in cash sufficient for the payment thereof set apart for payment.

     3.3  Status of Redeemed or Reacquired Shares.  All shares

of $1.82 Series Preference Stock redeemed or otherwise

reacquired by the Corporation shall not be reissued or

otherwise disposed of as part of the series created hereby but shall be retired and restored to the status of authorized but unissued shares of Preference Stock (Cumulative).

     3.4  No Conversion Rights.  No $1.82 Series Preference

Stock shall be convertible into or exchangeable for other

securities of the Corporation.

     3.5  Voting Rights.  The holders of the $1.82 Series

Preference Stock shall have the voting rights set forth with respect to the Corporation's Preference Stock (Cumulative) in

the Restated Articles of Incorporation of the Corporation.

     3.6  Incorporation by Reference.  The rights,

preferences, privileges and restrictions expressly set forth in the Corporation's Restated Articles of Incorporation, as

amended, with respect to Preference Stock (Cumulative) are

hereby incorporated by this reference.

     3.   The total number of shares of Preference Stock

(Cumulative) which this corporation is authorized to issue is

10,000,000 and the total number of shares constituting the

series designated "Preference Stock (Cumulative), $1.82

Series, Without Par Value" is 640,000, and none of the shares of said series have been issued.

     We further declare under penalty of perjury under the

laws of the State of California that we have read the

foregoing Certificate and know the contents thereof and that the same is true and correct of our own knowledge.

Date: November 15, 1993

/s/ Malyn K. Malquist

Malyn K. Malquist,

Vice President of Finance and Treasurer of

San Diego Gas & Electric Company

Date: November 15, 1993

/s/ Constance K. Goates

Constance K. Goates,

Assistant Secretary of San Diego Gas & Electric Company